EXHIBIT 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8, (File #333-10053) of CET Services, Inc. of our report dated January 26, 2007, except for Notes A and M as to which the date is February 23, 2007, on the consolidated financial statements as of December 31, 2006 and for each of the two years in the period ended December 31, 2006, which appears on page F-2 of this annual report on Form 10-KSB for the year ended December 31, 2006.

/s/ GHP Horwath, P.C.

GHP HORWATH, P.C.

Denver, Colorado
March 8, 2007